UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM 8-K
____________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 2, 2022
XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)
New York New York (State or other jurisdiction of incorporation)	001-39013 001-04471 (Commission File Number)	83-3933743 16-0468020 (IRS Employer Identification No.)

201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(203) 849-5216
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market

Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Xerox Holdings Corporation	Xerox Corporation

Emerging growth company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2022 (the “Effective Date”), Xerox Holdings Corporation, a New York corporation (“Xerox Holdings”), announced the appointment of Steven Bandrowczak as permanent Chief Executive Officer of Xerox Holdings and Xerox Corporation, a New York corporation and a wholly owned subsidiary of Xerox Holdings (“Xerox Corp” and, together with Xerox Holdings, “Xerox”), effective as of the Effective Date.  This followed the appointment of Mr. Bandrowczak as interim Chief Executive Officer of Xerox following the unexpected death of Giovanni (John) Visentin, Xerox’s former Vice Chairman and Chief Executive Officer.  In connection with his appointment as permanent Chief Executive Officer of Xerox, Mr. Bandrowczak relinquished the titles of President and Chief Operations Officer of Xerox and also was appointed as a member of the Boards of Directors of each of Xerox Holdings and Xerox Corp, effective as of the Effective Date.
The information regarding the business experience and background of Mr. Bandrowczak or that is otherwise required by Item 5.02 of Form 8-K in respect of the appointment of Mr. Bandrowczak as Chief Executive Officer of Xerox is incorporated by reference to the relevant information set forth in Xerox’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on February 23, 2022, and its Proxy Statement on Schedule 14A for its 2022 annual meeting of shareholders, which was filed with the SEC on April 6, 2022.
In connection with his appointment as the permanent Chief Executive Officer of Xerox, Mr. Bandrowczak and Xerox executed an offer letter (the “Offer Letter”) setting forth the terms of his employment as Xerox’s Chief Executive Officer.  Pursuant to the Offer Letter, Mr. Bandrowczak is entitled to an annual base salary of $1 million and is eligible to receive an annual bonus targeted at 150% of his base salary.  Further, Mr. Bandrowczak received a special, one-time restricted stock unit grant with a grant date fair value of $3 million, which will vest over a three-year period following the date of grant subject to his continued employment through the applicable vesting dates (except as provided in the grant agreement).  Mr. Bandrowczak will also be entitled to receive a long-term incentive award (“LTI”) with a grant date fair value of $7.5 million during Xerox’s normal 2023 grant cycle and will be eligible for additional LTI grants in future years at the discretion of the Compensation Committee of the Board of Directors of Xerox Holdings.  Additionally, Mr. Bandrowczak remains eligible to participate in Xerox’s existing Officer Severance Program (the “OSP”) in accordance with its terms, except that a resignation by Mr. Bandrowczak for “good reason” (as defined in the Offer Letter) will be treated as a termination by Xerox without “cause” for all purposes under the OSP and with respect to future LTI awards (including the award granted in connection with his promotion).  Further, Mr. Bandrowczak remains eligible for severance following a change in control in accordance with the change in control severance agreement that he entered into with Xerox Corp on July 20, 2018.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirely by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 7.01     Regulation FD Disclosure

On August 3, 2022, Xerox Holdings issued a press release regarding the appointment of Mr. Bandrowczak as the Chief Executive Officer of Xerox, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter dated August 2, 2022, between Steven Bandrowczak, Xerox Holdings Corporation and Xerox Corporation

99.1	Press Release issued by Xerox Holdings Corporation on August 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

XEROX HOLDINGS CORPORATION

Date: August 3, 2022	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary

XEROX CORPORATION

Date: August 3, 2022	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary